Exhibit 99.1

Aceto Corporation
One Hollow Lane
Lake Success, New York 11042-1215

“Enabling Quality Worldwide”™	NEWS RELEASE

FOR IMMEDIATE RELEASE

Aceto Corporation Announces The Closing of The Rising Pharmaceuticals, Inc.,
Transaction

LAKE SUCCESS, NY – January 3, 2011 – Aceto Corporation (NASDAQ:ACET), a global leader in the sourcing, quality assurance, regulatory support, marketing and distribution of pharmaceuticals, nutraceuticals, specialty chemicals and crop protection products, today announced that it has closed the previously announced transaction for its wholly-owned subsidiary to acquire certain assets of Rising Pharmaceuticals, Inc (“Rising”).

The Company will hold a conference call and webcast to discuss the transaction on January 6, 2011.  That morning, at 9:00 AM ET, Albert Eilender, Ronald Gold, and Douglas Roth will conduct a conference call. Interested parties may participate in the call by dialing 800-447-0521(847-413-3238 for international callers) – please call in 10 minutes before the call is scheduled to begin, and ask for the Aceto call (conference ID # 28692288).  The conference call will also be webcast live via the Investor Relations section of our website, www.aceto.com .  To listen to the live call please go to the website at least 15 minutes early to register, download and install any necessary audio software.  The slide presentation that will be discussed on the conference call and webcast will be made available on the Company’s website no later than the evening of January 5, 2011.  To access the slides, go to the Company’s homepage and click on the link for the January 6, 2011 Rising Transaction Presentation.”

The conference call will be archived on the Company’s website, and a recorded phone replay will also be available from 1:00 p.m. ET on Thursday January 6, 2011 until 5:00 p.m. ET on Monday January 10, 2011.  Dial 888-843-7419 (630-652-3042 for international callers) and enter the code 28692288 for the phone replay.

ABOUT ACETO

Aceto Corporation, incorporated in 1947, is a global leader in the sourcing, quality assurance, regulatory support, marketing and distribution of pharmaceuticals, nutraceuticals, specialty chemicals and crop protection products.  With business operations in ten countries, Aceto distributes over 1000 chemical compounds used either as principal raw materials or as finished products in the pharmaceutical, agricultural, surface coating/ink and general chemical consuming industries.  Aceto’s global operations, including a staff of 26 in Shanghai and 12 in India are distinctive in the industry and enable its worldwide sourcing and regulatory capabilities. (ACET-F)

For information contact:
Theodore Ayvas
Director of Corporate Communications
& Investor Relations
Aceto Corporation
(516) 627-6000
www.aceto.com